Exhibit 10.10

PROPERTY MANAGEMENT AGREEMENT

     PROPERTY MANAGEMENT AGREEMENT (this “Agreement”) made as of the    day of October    , 2004, by and between Rising Tide Development, LLC, an Ohio limited liability company (“Owner”), and YSI Management LLC, a Delaware limited liability company (“Property Manager”).

     WHEREAS, Owner desires to retain the services of Property Manager, as an independent contractor, in connection with the management and operation of certain parcels of real estate identified on Exhibit A (each a “Property” and collectively the “Properties”), and Property Manager desires to assume such responsibilities, upon the terms and conditions set forth in this Agreement; and

     WHEREAS, concurrently with the execution of this Agreement, Owner and U-Store-It Mini Warehouse Co., an Ohio Corporation (“Service Provider”), are entering into a Marketing and Ancillary Services Agreement (the “Ancillary Services Agreement”), pursuant to which (i) Owner has retained the services of Service Provider, as an independent contractor, in connection with providing certain services related to the Properties (the “Ancillary Services”), and (ii) Owner and Service Provider have terminated the Property Management Agreement dated as of December 23, 2002, as amended (the “Existing Management Agreement”), pursuant to which Service Provider previously provided both management and ancillary services to Owner.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Property Manager agree as follows:

ARTICLE 1
APPOINTMENT

     Section 1.1 Appointment. Owner hereby engages Property Manager, as an independent contractor, to manage and operate each Property, subject to the terms and provisions of this Agreement and subject to the ultimate authority of Owner.

ARTICLE 2
TERM OF AGREEMENT

     Section 2.1 Initial Term. The term of this Agreement shall commence on the date hereof and, except as otherwise expressly provided herein, shall continue for a period of four years or, if earlier, until the earlier of (x) the expiration of the Option Term as described in the Option Agreement dated as of October    , 2004 between Owner and U-Store-It, L.P., a Delaware limited partnership, and (y) the date on which all the Properties are sold or otherwise disposed of. If at the end of such four year period, Owner hasn’t sold all of the Properties, Owner will be entitled to extend this Agreement for a period of up to one year with 60 days advance written notice.

     Section 2.2 Termination.

          (a) In the event of (i) Property Manager’s breach of this Agreement, which breach materially and adversely affects Owner or the Properties and which, if capable of cure, remains uncured for 30 days after written notice thereof, (ii) the gross negligence, willful misconduct or fraud in the performance by Property Manager of its obligations hereunder which, if capable of cure, remains uncured for 30 days after written notice thereof, (iii) the filing by Property Manager of a petition under any bankruptcy, insolvency or similar law seeking dissolution, liquidation or reorganization, (iv) a general assignment by Property Manager for the benefit of creditors or (v) the dissolution of Property Manager, Owner shall have the right to terminate this Agreement upon written notice to Property Manager in accordance with the notice provisions set forth in Section 9.1, which termination shall be effective seven business days after delivery of such written notice.

          (b) In the event of (i) Owner’s breach of this Agreement, which breach materially and adversely affects Property Manager or the Properties and which, if capable of cure, remains uncured for 30 days after written notice thereof, (ii) the gross negligence, willful misconduct or fraud in the performance by Owner of its obligations hereunder which, if capable of cure, remains uncured for 30 days after written notice thereof, (iii) the filing by Owner of a petition under any bankruptcy, insolvency or similar law seeking dissolution, liquidation or reorganization, (iv) a general assignment by Owner for the benefit of creditors or (v) the dissolution of Owner, Property Manager shall have the right to terminate this Agreement upon written notice to Owner in accordance with the notice provisions set forth in Section 9.1, which termination shall be effective seven business days after delivery of such written notice.

          (c) Notwithstanding anything to the contrary set forth herein, no termination of this Agreement shall be effective unless and until Owner has received the consent of any lender to Owner required under the terms of the applicable loan documents.

     Section 2.3 Effect of Expiration or Termination. Any expiration or termination of this Agreement shall in no way affect or impair any rights or obligations which have accrued to either party hereto prior to such expiration or termination, including without limitation the rights of Property Manager to receive payments provided for hereunder accrued to the date of termination. Immediately upon the expiration or termination of this Agreement, Property Manager shall deliver to Owner all funds, including tenant security deposits, tenant correspondence, property files, vendor invoices and books and records of Owner related to the Properties then in possession or control of Property Manager. Within 60 days following the expiration or termination of this Agreement, Property Manager shall deliver to Owner a final accounting, in writing, with respect to the operations of each Property.

ARTICLE 3
MANAGEMENT

     Section 3.1 General Management Duties. Subject to the availability of funds provided under the Budget, the restrictions set forth in this Agreement and Owner’s right to terminate this Agreement as to any Property or all Properties, Property Manager shall manage and operate the business of the Properties (other than the Marketing and Ancillary Services (as defined in the Ancillary Services Agreement)) in a manner consistent with the management and operation of comparable properties and shall provide such services as are customarily provided by a manager of comparable properties (but shall not provide Marketing and Ancillary Services). Specifically,

Property Manager shall, at Owner’s expense, have the sole and exclusive authority to perform, and shall perform (subject to the ultimate authority of Owner), the following services and duties for Owner in a faithful, diligent and efficient manner:

          (a) timely prepare and deliver to Owner such accounting and operations reports as and in the manner required pursuant to Owner’s standard reporting requirements set forth in Owner’s partnership agreement, as amended from time to time, or as otherwise may be required pursuant to any loan documents applicable to Owner;

          (b) maintain businesslike relations with tenants of the Properties whose service requests shall be received, considered and recorded in systematic fashion in order to show the action taken with respect to each request;

          (c) exercise commercially reasonable efforts to collect all rents and other sums and charges due from tenants, subtenants, licensees and concessionaires of the Properties;

          (d) prepare or cause to be prepared for execution and filing by Owner all forms, reports and returns, if any, required by all federal, state or local laws in connection with unemployment insurance, workmen’s compensation insurance, disability benefits, Social Security and other similar taxes now or hereafter in effect; provided, however, that Property Manager shall not be obligated to, and shall not, prepare any of Owner’s local, state or federal income tax returns;

          (e) pay prior to delinquency all real estate taxes, sales tax, personal property taxes and assessments levied against any Property, or any part thereof, except if Property Manager is contesting such taxes and is permitted under applicable law not to pay such taxes while they are being contested; and

          (f) perform such other acts as are reasonable, necessary and proper in the discharge of its duties under this Agreement.

     Section 3.2 Budgets.

          (a) Property Manager shall prepare an annual operating budget (the “Annual Budget”) for each fiscal year during the term hereof. The Annual Budget shall include, without limitation, a reasonable description of each item of gross income and expense. A proposed Annual Budget shall be submitted to Owner for approval or disapproval at least 90 days prior to the commencement of each fiscal year. Any comments or requested changes to the preliminary Annual Budget shall be provided to Property Manager within 30 days after the receipt thereof by Owner. A revised preliminary Annual Budget shall be prepared and submitted to Owner within 15 days after Property Manager’s receipt of the comments and requested changes. Once approved, it shall become the Annual Budget for the next fiscal year. Until a final Annual Budget is approved, Property Manager shall operate under the immediately preceding fiscal year’s Annual Budget.

          (b) Property Manager shall pay all expenses according to the approved Annual Budget, including the Management Fee (as defined below). Notwithstanding any other provision in this Agreement, without the prior written consent of Owner, Property Manager shall not incur or permit to be incurred expenses under this Agreement (other than for emergency repairs as provided in Section 3.6(a)) that exceed the aggregate amount allocated to the applicable budget line items for payroll, on-site personnel, other operating expenses, advertising and replacement reserves in the Annual Budget by more than 15%. Property Manager shall promptly notify Owner whenever Property Manager determines that the Annual Budget or any line item in the Annual Budget is insufficient to cover the expenses of operating the Properties or the applicable line item.

     Section 3.3 Reimbursable and Nonreimbursable Costs. All costs incurred by Property Manager in the performance of its duties under this Agreement that are in accordance with the approved Annual Budget or as permitted by Section 3.2(b) hereof shall be reimbursed by Owner. Notwithstanding any other provision herein or in the Annual Budget, the following costs shall not be reimbursable by Owner to Property Manager:

          (a) costs relating to bookkeeping services required to be performed by Property Manager hereunder;

          (b) salaries and payroll expenses of Property Manager’s employees, including but not limited to regional managers, except for on-site personnel located at a Property;

          (c) Property Manager’s off-site overhead and general administrative expenses; and

          (d) costs of Property Manager’s principal and branch offices, if any.

     Section 3.4 Personnel.

          (a) Property Manager shall employ, supervise and discharge all employees required in connection with the operation and management of the Property. Employees of Property Manager shall include an on-site or shared on-site property manager who is primarily responsible for overseeing the management of the Property and who is experienced in the administration and operation of self-storage facilities of the size, character and quality of the Property or, in Property Manager’s judgment, is otherwise qualified to oversee the management of the Property, and such other personnel as are required to operate and maintain the Property. All such personnel shall be employees of Property Manager or independent contractors. Property Manager shall provide and maintain, so long as this Agreement is in force, worker’s compensation insurance in full compliance with all applicable state and federal laws and regulations covering all employees of Property Manager performing work in respect of the business and operations. The granting of nonbudgeted employee fringe benefits and plans not required by law or union contract shall be subject to the prior written approval of Owner.

          (b) Property Manager shall use commercially reasonable efforts to comply with all governmental antidiscrimination laws and shall not knowingly do any act, or permit any act to be done that would constitute a violation of any such law. Property Manager shall indemnify and hold Owner harmless from and against any and all claims, penalties, liabilities and expenses of whatever kind and nature which may be asserted by any governmental body having authority or by any person claiming to be aggrieved by reason of any act or failure to act by Property Manager in accordance with or in violation of any antidiscrimination law provided that such act or failure to act was not directed by Owner.

          (c) Owner shall indemnify and hold harmless from and against any and all claims, penalties, liabilities and expenses of whatever kind and nature arising out of the performance by Property Manager of its obligations and duties hereunder.

     Section 3.5 Contracts and Supplies. Property Manager shall, at Owner’s expense, at the lowest cost as in its judgment is consistent with good quality, workmanship and service standards, enter into contracts on behalf of Owner for the furnishing to the Properties of required utility services and any other services and concessions which are required in connection with the maintenance, repair and operation of the Properties. Property Manager shall also place purchase orders for services and such equipment, supplies and other personal property (collectively, “Personal Property”) as are necessary to properly maintain the Properties. All such contracts and orders shall be subject to the limitations set forth in the Annual Budget and this Agreement. When taking bids or issuing purchase orders, Property Manager shall use all reasonable efforts to secure for and credit to Owner any discounts, commissions or rebates obtainable as a result of such purchases or services. Property Manager shall use all reasonable efforts to make purchases and (where necessary or desirable) let bids for necessary labor and materials at the lowest possible cost as in its judgment is consistent with good quality, workmanship and service standards. Property Manager shall not engage or contract with any person or entity in which Property Manager or any of Property Manager’s employees has a financial or other interest or with which Property Manager or any of its employees is affiliated unless (a) the price of or fee therefor is not higher than that which would have been charged as a result of bona fide arms’ length negotiation for goods or services of comparable quality, and (b) the person or entity engaged to perform such service is qualified to perform such service.

     Section 3.6 Alterations, Repairs and Maintenance.

          (a) Property Manager shall, at Owner’s expense, perform or cause to be performed all necessary or desirable repairs, maintenance, replacements and improvements in and to the Properties subject to the limitations set forth in the Annual Budget; provided, however, that no unbudgeted alterations, additions or improvements involving a fundamental change in the character of any Property or constituting a major new construction program shall be made without the prior written approval of Owner. In addition, no unbudgeted expenditure in excess of that permitted under Section 3.2(b) hereof shall be made for such purposes without the prior written approval of Owner. However, emergency repairs involving manifest danger to life or property, immediately necessary for the preservation or the safety of a Property or for the safety of the tenants of a Property or required to avoid the suspension of any necessary service to a Property may be made by Property Manager without prior approval and regardless of the cost limitations imposed by this Section 3.6(a); provided that emergency repairs undertaken without the prior approval of Owner must be confirmed in writing to Owner within 24 hours following the making of such repairs.

          (b) In accordance with the terms of the approved Annual Budget and upon written request and/or approval of Owner, Property Manager shall, from time to time during the term hereof, at Owner’s expense, make or cause to be made all required capital improvements, replacements or repairs to the Properties.

          (c) Property Manager shall give Owner written notice of any material or latent defect in any Property and all parts thereof known to Property Manager promptly after such defect comes to Property Manager’s attention. Property Manager shall make periodic visual inspections of the Properties. Property Manager shall have no obligation to discover any such condition or make any other inspections, but Property Manager shall be required to ascertain the existence of any contractor/subcontractor warranty or guaranty and to submit a request to the appropriate contractor/subcontractor to repair the defect as necessary.

     Section 3.7 Licenses and Permits. Property Manager shall, at Owner’s expense, attempt to obtain and maintain in the name of Owner all licenses and permits required of Owner or Property Manager in connection with the management and operation of each Property. Owner agrees to execute and deliver any and all applications and other documents and to otherwise cooperate with Property Manager in applying for, obtaining and maintaining such licenses and permits.

     Section 3.8 Compliance with Laws. Property Manager shall use commercially reasonable efforts to comply with all applicable laws, regulations and requirements of any federal, state or municipal government having jurisdiction with respect to the use or manner of use of any Property or the maintenance or operation thereof.

     Section 3.9 Legal Proceedings. Property Manager shall cause to be instituted, on behalf and in the name of Owner, any and all legal actions or proceedings Property Manager deems necessary or advisable to collect charges, rent or other income due to Owner with respect to any Property or to oust or dispossess tenants or other persons unlawfully in possession under any lease, license, concession agreement or otherwise and to collect damages for breach thereof or default thereunder by such tenant, licensee, concessionaire or occupant. In connection with such legal actions or proceedings, only legal counsel designated by Owner shall be retained and all costs of such legal actions or proceedings shall be borne by Owner.

     Section 3.10 Third Party Vendors. All third party vendors with whom Property Manager enters into contracts on behalf of Owner for goods or services costing in excess of $20,000 during any one year or for landscaping or snowplowing services regardless of the cost thereof shall be required to submit certificates (naming Owner as an additional insured) of insurance evidencing that such vendor carries at least $300,000 in comprehensive general liability insurance and in automobile/liability insurance and such workers compensation insurance as may be required by statute in the state in which the Property is located.

     Section 3.11 Leases. In accordance with the terms and provisions of this Agreement, Property Manager shall use commercially reasonable efforts to ensure that all tenants comply with the terms and provisions of their leases, license agreements or rental contracts (the “Leases”) and shall take customary actions to enforce the Leases.

     Section 3.12 Limitations on Activities. Notwithstanding anything to the contrary expressed or implied in this Agreement, Property Manager shall not, without the prior written consent of Owner, cause or permit income to be generated from any Property for the account of Owner other than (a) rents (excluding any rents the determination of the amount of which depends in whole or in part on the income or profits derived by any person from the property leased (other than an amount based on a fixed percentage or percentages of gross receipts or sales)) for the use of real property, including without limitation late charges, security deposits, fees for nonsufficient fund returned checks, administration fees for processing rental agreements, fees for the maintenance of common areas and damages for defaults on rent payments (which may include income from auction sales in the event of a default by the tenant and the sale of such tenant’s property) and (b) interest on short term deposits. Without limiting the foregoing, Property Manager shall specifically be prohibited from causing or permitting to be generated from any Property for the account of Owner any (a) income from the rendering of services to or for the benefit of any tenant, including such services as are to be provided pursuant to the Ancillary Services Agreement, (b) rents for the use of personal property (other than personal property leased with real property where the rents attributable to the personal property do not exceed 15% of the total rents from the real property and the personal property subject to the Lease) or (c) income from the sale of goods in the ordinary course of business. In addition, Property Manager shall not, without the prior written consent of Owner, permit more than 25% of the total leasable space in any Property to be leased to any person.

ARTICLE 4
MANAGEMENT FEE

     Section 4.1 Management Fee. As consideration for the performance by Property Manager of all of its property management duties under this Agreement, Owner agrees to pay to Property Manager for each Property subject to this Agreement and each month during the term of this Agreement that such Property is subject to this Agreement a property management fee equal to the greater of 5.35% of Gross Receipts and $1,500 per Property per month (the “Management Fee”). The Management Fee shall be paid not later than the 10th day of the month following the month for which such fee is earned. “Gross Receipts” means all receipts of every kind and nature derived by the Property Manager from the operation of the Property during a specified period determined on a cash basis, including without limitation rent, late fees and parking charges, if any, paid by tenants of the Property in addition to basic rent, proceeds of rent interruption insurance and tenant reimbursements, if any, for operating expenses, taxes and insurance, but excluding (a) security deposits (to the extent not applied to delinquent rents) and other refundable deposits, (b) interest on bank accounts for the operation of the Property, (c) proceeds from the sale or refinancing of the Property or any part thereof, (d) insurance proceeds or dividends received from any insurance policies pertaining to physical loss or damage to the Property or any part thereof (but not proceeds of rent interruption insurance), (e) condemnation awards or payments received in lieu of condemnation of the Property or any part thereof, and (f) any trade discounts and rebates received in connection with the purchase of Personal Property.

     Section 4.2 Payment of Management Fee. Provided that Property Manager is not in default under this Agreement, Property Manager shall be entitled to pay itself the monthly Management Fee from the Property bank account referred to in Section 6.2.

ARTICLE 5
LEASING

     Section 5.1 Leasing Activities. Property Manager shall procure and negotiate, on behalf of Owner, Leases for the renting of space of the Properties. Property Manager shall establish rates and leasing policies for each Property, which shall have commercially reasonable terms, and shall use diligence and commercially reasonable efforts to lease space in the Property to tenants in accordance with such rates and leasing policies. Property Manager shall also perform such other services in connection with the efficient leasing of the Property as Owner may from time to time direct. To the extent necessary to obtain tenants for the Property, Property Manager shall, at Owner’s expense, subject to the limitations set forth in the Annual Budget, advertise the Property and conduct such promotional activities as it deems necessary and appropriate.

     Section 5.2 Authority. Except as may otherwise be specifically authorized by Owner in writing or by the Annual Budget, Property Manager shall not be authorized to (a) execute any Leases or other agreements on behalf of Owner for a term of less than 30 days or more than 18 months, (b) enter into any agreement (except for Leases) that is not terminable upon 30 days’ notice at the will of Owner, without penalty, payment or surcharge or (c) alter any building or other structure on any Property in any material way, except as provided in Section 3.6(a), it being expressly understood and agreed that the warehouse structures may be reconfigured as and when necessary to accommodate the storage needs of the tenants thereof and any such reconfiguration shall not be deemed a material alteration hereunder.

ARTICLE 6
PROCEDURE FOR HANDLING
RECEIPTS AND OPERATING CAPITAL

     Section 6.1 Receipts. All monies received by Property Manager for or on behalf of Owner in connection with the operation and management of a Property shall be promptly deposited by Property Manager in a segregated operating account or segregated accounts established in the Property’s name (“Operating Accounts”). Periodically throughout the term of this Agreement, but not less frequently than monthly, Property Manager shall transfer funds from the Operating Accounts to such account(s) of Owner as Owner directs. Property Manager may not (a) use funds from the Operating Accounts of the Properties to pay costs and expenses attributable to any other property that may be managed by Property Manager or (b) commingle the funds or assets in the Operating Accounts or generated from the operations of the Properties with the funds or assets in any accounts established in connection with the Property Manager’s management of any other property or generated from the operations of any other property.

     Section 6.2 Disbursements. Owner shall deposit and maintain sufficient funds in the Operating Accounts, and Property Manager shall withdraw and pay from the Operating Accounts such amounts at such times as the same are required in connection with the management and operation of the Properties in accordance with the provisions of this Agreement and the Annual Budget.

     Section 6.3 Authorized Signatories. Certain designated officers and employees of Property Manager, approved by Owner and listed on Exhibit B, shall be authorized signatories on the

Operating Accounts and shall have authority to make withdrawals from the Operating Accounts. Property Manager shall, at Owner’s expense, maintain throughout the term of this Agreement a fidelity bond of not less than $100,000 covering all employees who are authorized signatories on the Operating Accounts or who are handling Owner’s assets and funds.

     Section 6.4 Security Deposits. All security deposits of tenants of the Properties shall be maintained by Property Manager in such manner as Owner shall approve and as required by the applicable state law.

ARTICLE 7
ACCOUNTING

     Section 7.1 Books and Records. Property Manager shall maintain, at the central office of Property Manager, a comprehensive system of office records, books, computer files and data and accounts pertaining to each Property, which system shall be satisfactory to Owner and which system, records, books, computer files and data and accounts shall be available for examination, copying and audit by Owner and its agents, accountants and attorneys during regular business hours. Property Manager shall preserve all records, books, computer files and data and accounts for each Property and upon termination of this Agreement shall deliver or make available to Owner such records, books, computer files and data and accounts. All such records, books and computer files and data and accounts shall, at all times, be the property of Owner.

     Section 7.2 [Intentionally Omitted].

     Section 7.3 Audit. In the event that Owner requires an audit of any Property, the audit shall be at Owner’s expense and Property Manager shall cooperate with the auditors.

ARTICLE 8
INSURANCE

     Section 8.1 Insurance. Owner shall obtain insurance policies for each Property in Owner’s name and at Owner’s expense, and Property Manager shall be named as an additional insured party under such insurance policies. Property Manager shall obtain a fidelity bond for its employees as provided in Section 6.3.

ARTICLE 9
MISCELLANEOUS PROVISIONS

     Section 9.1 Notices. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered by messenger, when delivered, (b) if mailed, two business days after deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, (c) if telexed, telegraphed or telecopied, upon transmission or (d) if delivered by reputable overnight express courier, freight prepaid, the next business day after delivery to such courier; in every case addressed to the party to be notified as follows:

To Property Manager:	YSI Management LLC
6745 Engle Road, Suite 300
Middleburg Heights, OH 44130
Attention of Todd C. Amsdell
Telephone: 440/234-0700
Facsimile: 440/234-8776

Owner:	Rising Tide Development, LLC
6745 Engle Road, Suite 300
Middleburg Heights, Ohio 44130
Attention of Todd C. Amsdell
Telephone: 440/234-0700
Facsimile: 440/234-8776

or to such other address(es) or addressee(s) as any party entitled to receive notice hereunder shall designate to the others in the manner provided herein for the service of notices. Rejection or refusal to accept or inability to deliver because of changed address or because no notice of changed address was given shall be deemed receipt.

     Section 9.2 Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

     Section 9.3 Modification, Termination. This Agreement may be amended or modified only by a written instrument executed by Property Manager and Owner.

     Section 9.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

     Section 9.5 Article and Section Headings. Article and Section headings contained in this Agreement are for reference only and shall not be deemed to have any substantive effect or to limit or define the provisions contained herein.

     Section 9.6 Successors and Assigns. This Agreement shall be binding on the parties hereto and their successors and permitted assigns. Property Manager may not assign or otherwise transfer its interest in this Agreement or its duties and obligations under this Agreement to any person without the prior written consent of Owner, which consent may be granted or withheld in Owner’s sole discretion. This Agreement is freely assignable by Owner.

     Section 9.7 Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of Ohio.

     Section 9.8 No Third Party Beneficiaries. Subject to Section 9.9, nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto, their respective successors and assigns.

     Section 9.9 Lender Provisions. Notwithstanding anything contained in this Agreement to the contrary, during any period that Owner is a party to a senior credit facility (the “Credit Facility”) with one or more third party financial institutions (collectively, the “Lender”), Property Manager agrees that:

          (a) this Agreement (including any occupancy rights of Property Manager, whether set forth herein or otherwise) and the interests and estates created hereby and the rights, privileges and powers of Property Manager hereunder, shall be unconditionally made and at all times remain subject, subordinate and inferior to any security deed, mortgage or similar security instrument secured in the Credit Facility, and all the rights, privileges and powers of the Lender, or any agent thereof, thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof;

          (b) without the prior written consent of Lender, Property Manager shall have no right to assign, in whole or in part, its interest under this Agreement, and any attempted or purported assignment without such prior written consent shall be, at Lender’s sole and absolute discretion, void and of no force or effect;

          (c) if any act or omission by Owner or any other circumstance (each such act, omission, and circumstance, a “default or condition”) which would give Property Manager the right, either immediately or after a lapse of time, with or without notice, to terminate this Agreement or otherwise entitle Property Manager to a claim, offset, defense or charge against Owner, shall occur or exist, then Property Manager immediately upon knowledge of such event shall give written notice of such default or condition to Lender, and notwithstanding anything contained herein, Property Manager will not exercise any such right unless and until 30 days have expired;

          (d) not to enforce, or otherwise claim the benefit of, any and all rights, claims and liens which Property Manager may now or hereafter have in and to the Property, including, without limitation, any rights, claims and liens of Property Manager, or rights to file or have filed any liens, claims of lien, pursuant to any applicable laws on or against said Property on account of any services furnished or to be furnished by Property Manager; and

          (e) to take such steps and execute such documentation as may be required by the Lender or Owner to implement and evidence any of the foregoing provisions.

     Section 9.10 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties, provided however that any such amendment is subject to the pre-approval of a majority of the “independent” members of the Board of Trustees of U-Store-It Trust (the “Trust”) (as defined in the Trust’s Bylaws), a Maryland real estate investment trust and affiliate of Owner and Property Manager, and no amendment may occur without such pre-approval.

     Section 9.11 Termination of Existing Management Agreement. Notwithstanding anything to the contrary in any document, each of Owner and Property Manager acknowledge that the Existing Management Contract, pursuant to the terms of the Ancillary Services Agreement and simultaneously with the execution of this Agreement, will terminate, and that any and all Ancillary Services to be provided to the Properties subsequent to the date hereof shall be provided by Service Provider pursuant to the terms of the Ancillary Services Agreement attached hereto as Exhibit C.

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     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

OWNER:

RISING TIDE DEVELOPMENT, LLC

By: Mizzen, LLC, it Sole Member

By: Amsdell Holdings X, Inc., its Manager

By:

Name: Robert J. Amsdell
Title: President

PROPERTY MANAGER:

YSI MANAGEMENT LLC

By:

Name: Todd C. Amsdell
Its: President